EXHIBIT 10.3C

                            Dated as of July 2, 1997


Great Lakes Credit Corp.
331 West Wisconsin Avenue
Milwaukee, Wisconsin 53203
Attention:        Darren R. Jackson


Carson Pine Scott & Co.
331 West Wisconsin Avenue
Milwaukee, Wisconsin 53203
Attention:        Charles J. Hansen, Esq.


         Re:      Third Amendment of Liquidity Agreement
                  dated as of July 22 1994 (this "Amendment")

Ladies and Gentlemen:

         Reference is hereby made to that certain Liquidity Agreement, dated as of July 22, 1994 (as amended, supplemented and otherwise modified through the date hereof, the "Liquidity Agreement"), among Great Lakes Credit Corp., a Delaware corporation (the "Borrower"), and ABN AMRO Bank N.V, as agent (the "Agent") for and on behalf of the Lenders. You have requested that the Agent agree to amend the Liquidity Agreement which the Agent is willing to do subject to the terms and conditions hereof. Terms used herein and not otherwise defined herein which are defined in the Liquidity Agreement shall have the same meaning herein as defined therein.

         1. Accordingly, subject to the following terms and conditions, the Liquidity Agreement shall be, and it hereby is, effective as of the date hereof (the "Effective Date") subject to Section 3 of this Amendment, amended as follows:

                  (a) The definition of "Majority Banks" in Schedule X of the Liquidity Agreement shall be, and hereby is, amended in its entirety to be and to read as follows:

                  "Majority Banks" shall mean, at any time, Banks and B-Holders having in aggregate Aggregate Bank Commitments or Original Investments (or, if the Commitment Termination Date has occurred, Investments), as the case may be, in excess of sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitment plus total Original Investment of all B-Holders (or, if the Commitment Termination Date has occurred, total Investment of all B-Holders) then in effect or, if the Aggregate Commitment shall then have been terminated, such Banks and B-Holders as together shall then own Investments in excess of sixty-six and two-thirds percent (66-2/3%) of the Bank Investment plus total Investment of all B-Holders at such time.

                  (b) The definition of "Required Banks" in Schedule X of the Liquidity Agreement shall be, and hereby is, amended in its entirety to be and to read as follows:


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                  "Required  Banks" shall mean, at any time, Banks and B-Holders having in aggregate Aggregate Bank Commitments or Original Investments (or, if the Commitment Termination Date has occurred, Investments), as the case may be, in excess of sixty-one percent (61%) of the Aggregate Commitment plus total Original Investment of all B-Holders (or, if the Commitment Termination Date has occurred, total Investment of all B-Holders) then in effect or, if the Aggregate Commitment shall then have been terminated, such Banks and B-Holders as together shall then own Investments in excess of sixty-one percent (61%) of the Bank Investment plus total Investment of all B-Holders at such time.

         2. The Borrower represents and warrants to the Agent that:

                  (a) it is in full compliance with all of the material terms, conditions and all other provisions of this Amendment, the Liquidity Agreement and each of the other Transaction Documents, in each case as of the Effective Date; and

                  (b) its representations and warranties contained in this Amendment, the Liquidity Agreement and the other Transaction Documents are true and correct in all material respects, in each case as though made on and as of the Effective Date, except to the extent such representations and warranties relate solely to an earlier date (and then as of such earlier date); and

                  (c) both before and after giving effect to this Amendment, no Termination Event nor Potential Termination Event has occurred and is continuing or would result from the execution and delivery of this Amendment or any other document arising in connection with or pursuant to this Amendment; and

                  (d) this Amendment has been duly authorized, executed and delivered on its behalf, and each of (i) the Liquidity Agreement, both before being amended and supplemented hereby and as amended and supplemented hereby,
(ii) each of the other Transaction Documents to which it is a party and, (iii) this Amendment, constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms hereof or thereof.

         3. Section I of this Amendment shall become effective only once all of the pre-conditions set forth below in this Section 3 have been satisfied:

                  (a) the second amendment of the Transfer Agreement, the second amendment of the Security Agreement and the first amendment of the B-Certificate, each dated as of the date hereof, shall be effective; and

                  (b) the Agent has received, in form and substance satisfactory to the Agent, all documents, certificates and opinions as the Agent may reasonably request and all other matters incident to the execution hereof are satisfactory to the Agent.

         4. The Liquidity Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents, and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the Effective Date, the Liquidity Agreement shall be deemed to be amended and supplemented as herein provided, and, except as so amended and supplemented, the Liquidity Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

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         5. This Amendment may be executed in two or more counterparts,  each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

         Please signify your agreement and acceptance of the foregoing by executing this Amendment in the space provided below.

                                                   Very truly yours,

                                                   ABN AMRO BANK N.V., as Agent

                                                   By: /s/ Thomas J. Educate
                                                       -------------------------
                                                   Title: Vice President

                                                   By: /s/ Jon R. Bottorf
                                                       -------------------------
                                                   Title: Group Vice President


Accepted and Agreed to:

GREAT LAKES CREDIT CORP., as Borrower

By: /s/ Charles J. Hansen
    -------------------------
Titled: Vice President and Secretary


Consented to:

LASALLE NATIONAL BANK, as Collateral Agent

By: /s/ Brian D. Ames
    -------------------------
Title: Trust Officer